Exhibit 99.1

Soluna Holdings Announces CFO Transition

David Michaels, member of the board, will serve as interim CFO

ALBANY, NY, August 8, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, today announced that it has accepted the resignation of its Chief Financial Officer and Treasurer, John Tunison, effective August 21st. Tunison is departing from his role at Soluna to accept a similar position with a privately held company.

“John Tunison has supported the company through several milestones and challenges over his tenure with Soluna,” said John Belizaire, CEO of Soluna. “He has been a partner to our team and laid the foundation for our next phase of growth. We wish him the best of luck on his next adventure.”

During his tenure, Tunison played a key role in:

●	Overseeing key financing rounds totaling over $90 million of project and company debt and equity

●	Reaching agreements with convertible noteholders

●	Amending terms with Series B Preferred Stockholders

●	Completing the final conversion and payoff of outstanding convertible notes

●	Driving 80.5% revenue growth in 2024, reaching $38 million

David Michaels, a longtime board member filling various roles at the Company over his tenure, including Chairman of the Board, Lead Independent Director, and Chairman of the Audit Committee, has assumed the role of Interim CFO and Treasurer. Michaels previously served as interim CFO of the Company in 2023 and brings more than 30 years of financial leadership experience, including senior roles at Albany International Corp. (NYSE: AIN), the American Institute for Economic Research, and Starfire Systems, Inc.

Tunison’s resignation is not the result of any dispute or disagreement with the Company, including any matters relating to the Company’s practices, policies, accounting practices, or financial reporting.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Other examples of forward-looking statements may include, but are not limited to, statements of Soluna’s plans and objectives. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Soluna Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co